EXHIBIT 99.5

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2014 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (855) 793-5068.

ACCELERATE DIAGNOSTICS, INC.

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of shares of common stock, par value $0.001 per share (the “Common Stock”), of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), acknowledge receipt of your letter, the prospectus dated [•], 2014 (the “Prospectus”), and the other enclosed materials relating to the offering of shares of Common Stock issuable upon the exercise of subscription rights (“Subscription Rights”) as described in the Prospectus.

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus.

I (We) hereby instruct you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Number of Shares of Common Stock Subscribed For		Per Share Subscription Price		Payment

Subscription Privilege	__________	x	$ 16.80	=	$__________ (Line 1)

Box 3. ☐ Payment in the following amount is enclosed: $__________.

Box 4. ☐ Please deduct payment of $__________ from the following account maintained by you:

(The total of Box 3 and 4 must equal the total payment specified above)

Type of Account: ____________________                    Account No.: ____________________

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):	________________________________________________________________

Signature of beneficial owner(s):	______________________________________________________________

Date:	______________________________________________________________

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:	______________________________________________________________

Capacity:	______________________________________________________________

Address (including Zip Code):	_______________________________________________________________
______________________________________________________________

Telephone Number:	______________________________________________________________

PLEASE NOTE:

If you check Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

If you do not check Box 1, please do the following:

•	Check Box 2 and fill out the table shown in Box 2.
•	Check Box 3 and/or Box 4 and fill out the information indicated under Box 3 and/or Box 4.
•	Sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.